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                                                                     Exhibit 3.7

                           AMENDED AND RESTATED BYLAWS
                                       OF
                           POLAR MOLECULAR CORPORATION
                             A Delaware Corporation

                            Adopted January 28, 2003

                               ARTICLE I - OFFICES

     Section 1. Registered Office. The registered office of the Corporation in the State of Delaware shall be established and maintained at 2711 Centerville Road, Suite 400 Wilmington, Delaware 19808. The name of the registered agent of the Corporation at such address is the Corporation Service Company.

     Section 2. Other Offices. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                      ARTICLE II - MEETING OF STOCKHOLDERS

     Section 1. Annual Meetings. Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the principal office of the Company at 4:30 p.m. on the fourth Tuesday of June of each year.

     If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and may transact such other corporation business as shall be stated in the notice of the meeting.

     Section 2. Other Meetings. Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notes of the Meeting.

     Section 3. Voting. Each stockholder entitled to vote in accordance with the terms and provisions of the Certificate of Incorporation and these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote and all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

     Section 4. Stockholder List. The officer who has charge of the stock ledger of the Corporation shall at least 10 days before each meeting of stockholders prepare a complete

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alphabetical addressed list of the stockholders entitled to vote at the meeting, with the number of shares held by each. Said list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be available for inspection at the meeting.

     Section 5. Quorum. Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. Any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

     Section 6. Special Meetings. Special meetings of the stockholders, for any purpose, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the directors or of stockholders entitled to vote 50% or more of the outstanding capital stock of the Corporation. Such request shall state the purpose of the proposed meeting.

     Section 7. Notice of Meeting. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than ten (10) nor more than sixty (60) days before the date of the meeting. Attendance at a meeting constitutes a waiver of notice of the meeting (whether or not a waiver is executed) unless a stockholder shall object to the failure to give notice.

     Section 8. Business Transacted. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

                             ARTICLE III - DIRECTORS

     Section 1. Number and Term. The number of directors shall be not less than four (4) nor greater than thirteen (13) as determined by the Board of Directors from time to time. Until it may be otherwise determined, the number of directors shall be seven (7). The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify.

     Section 2. Meetings. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after is election as the directors may conveniently assemble. Meeting shall be held at such place within or without the

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State of Delaware as shall be fixed by the Board. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the President.

     Section 3. Notice of Actual or Constructive Waiver. No notice shall be required for regular meetings for which the time and place have been fixed. Written notice of the time and place shall be given for a special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need to specified in any written waiver of notice.

     Section 4. Resignations. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

     Section 5. Vacancies. If the office of any director, member of a committee or other officer becomes vacant, then except as provided in the Certificate of Incorporation the remaining directors in office, though less than a quorum, may by a majority vote, appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

     Section 6. Removal. Any director or directors may be removed with or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose, and the vacancies thus created may be filled at the meeting held for the purpose of removal by the affirmative vote of a majority in interest of the stockholders entitled to vote.

     Section 7. Increase of Number. Subject to the provisions of the Certificate of Incorporation, the number of directors may be increased by amendment of these Bylaws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote, the additional directors may be chosen at such meeting, to hold office until the next annual election and until their successors are elected and qualify.

     Section 8. Compensation. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

     Section 9. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting

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if prior to such action a written consent thereto is signed by all members of the Board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

     Section 10. Quorum and Action. A majority of the directors shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon those directors still in office shall constitute a quorum, provided, that such membership shall constitute at least three (3) members of the Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the Delaware General Corporation Law (the "DGCL"), the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the DGCL and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

     Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     Section 11. Chairman of the Meeting. The Chairman of the Board, if present and acting, shall preside at all meetings. Otherwise, the President, or the Executive Vice President or any other director chosen by the Board, shall preside.

                              ARTICLE IV - OFFICERS

     Section 1. Officers. The officers of the Corporation shall be chosen by the Board of Directors and shall consist of a Chairman, a President, a Vice President (including an Executive Vice President an/or a Senior Vice President, if any), a Treasurer, a Secretary and any other officers designated by the Board of Directors. Officers shall hold office until their successors are elected and qualified unless they resign or are removed by the Board. In addition, the Board of Directors may elect more than one Vice President and such Assistant Secretaries and Assistant Treasurers as it may deem proper. None of the officers of the Corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person except that the same person may not be both President and Secretary. Any officer may be removed at any time with or without cause by an affirmative vote of a majority of the Board.

     Section 2. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 3. Chairman. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

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     Section 4. President. The President shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. If the Chairman of the Board is not present, he shall preside at all meetings of the stockholders if present thereat and at all meetings of the Board of Directors and shall have general supervision, direction and control of the business of the Corporation and shall have the authority to institute and direct legal proceedings in the name of and on behalf of the Corporation, and to select counsel therefore, to safeguard, protect and further the interests and assets of the Corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages, and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

     Section 5. Vice President. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the directors.

     Section 6. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all monies and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

     The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.

     Section 7. Secretary. The Secretary shall give, or cause to be given, notices required by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors or stockholders, upon whose requisition the meeting is called as provided in these Bylaws. He shall record all the proceedings of the meetings of the Corporation and of directors in a book to be kept for that purpose.

     Section 8. Assistant Treasurers & Assistant Secretaries. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties and as shall be assigned to them, respectively, by the directors.

                             ARTICLE V - COMMITTEES

     Section 1. Committees. The Board of Directors may, by resolution adopted by a majority of the directors, designate one or more committees, each consisting of two or more directors, of which a majority shall constitute a quorum. The Board may designate one or more

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directors as alternate members of a committee who may replace any absent member at any meeting of the committee. To the extent permitted by resolution of the Board of Directors, a committee may exercise all of the authority of the Board to the extent permitted by the DGCL. Committees and their chairpersons shall normally be designated and appointed at each annual meeting of the Board, to serve for the ensuing year or until their task is accomplished; however interim designations or appointments may be made as needed. Standing Administrative Committees may include but are not limited to an Executive Committee, a Nominating Committee, a Compensation Committee, and an Audit Committee.

     Section 2. Executive Committee. The Executive Committee, if there is one, shall have and exercise at times when the Board of Directors is not in session any and all of the powers of the Board of Directors and the management of the business and the affairs of this Corporation and as may from time to time be delegated to it, except those powers which by law cannot be delegated by the Board of Directors.

     Section 3. Nominating Committee. The Nominating Committee is responsible for proposing a slate of directors for election by the shareholders at each annual meeting and proposing candidates to fill any vacancies on the Board.

     Section 4. Compensation Committee. The Compensation Committee is responsible for reviewing and reporting to the Board on the recommended salary ranges for all employment positions in the Company organizations; for recommending the annual compensations of the President and the Chief Operating Officer; for recommending the annual compensation, if any, of other directors and officers of the Board who are not regular employees of the corporation and for recommending the grant of stock or stock options to any employee of the corporation or other eligible participants.

     Section 5. Audit Committee. The Audit Committee is responsible for meeting independently with the accounting staff and with the Corporation's independent accountants for the purpose of reviewing the audit prepared by the Corporation's independent accountants and advising the Board thereon, and for recommending to the Board the engagement or discharge of the Corporation's independent accountants.

                           ARTICLE VI - MISCELLANEOUS

     Section 1. Certificates of Stock. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, particularly, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or right shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in the DCGL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the

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Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, the signatures of such officers may be facsimiles.

     Section 2. Lost Certificates. New certificates of stock may be issued in the place of any certificate therefore issued by the Corporation, alleged, to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate or his legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against it on account of the alleged loss of any such new certificate.

     Section 3. Transfer of Shares. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the directors may designate, by who they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever at transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

     Section 4. Stockholders Record Date. In order that the Corporation may determine the stockholder entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporation action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise the rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the day of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 5. Dividends. Subject to the provisions of the Certificate of Incorporation the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividends, there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper working capital or as a reserve fund to meet contingencies or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

     Section 6. Seal. The Corporation seal shall be circular in form and shall contain the name of the Corporation and the year of its creation. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

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     Section 7. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

     Section 8. Checks. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

     Section 9. Notice and Waiver of Notice. Whenever any notice is required by these Bylaws to be given, any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing, stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

     Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed proper notice.

                            ARTICLE VII - AMENDMENTS

     These Bylaws may be altered and repealed and Bylaws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice thereof is contained in the notice of such special meeting by the affirmative vote of a majority of the stock issued and outstanding or entitled to vote thereat, or by the Board of Directors at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice thereof is contained in the notice of such special meeting.

                         ARTICLE VIII - INDEMNIFICATION

     Section 1. Any person (including the heirs, executors, administrators and personal representatives of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the Corporation to procure a judgment in its favor), by reason of the fact that (a) he is or was a director or officer of the Corporation, or (b) he is or was a director or officer of the Corporation and is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation to the extent authorized and permitted by the DGCL, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding. The Corporation may indemnify any person (including the heirs, executors, administrators and personal representatives of such person) who is or was an employee or agent or the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the extent and under the circumstances provided by the foregoing sentence. The indemnification provided by this

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Section 1 and by the DGCL shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any bylaw, agreement, or otherwise.

     Section 2. The Board of Directors shall have power to purchase and maintain, at any time and from time to time, insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 1 of this Article.

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